                                                                     EXHIBIT 4.4

        AMENDMENT TO THE CONTACT CENTER SERVICE AGREEMENT - CN 0988/2004

Through this private Deed, on the one hand ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS LTDA., with Head Offices at Rua Manoel Coelho, 600, 1st Floor, Centro, Sao Caetano do Sul - Sao Paulo State, registered with the Treasury Ministry on the National Corporate Tax-Payers' Roll under CNPJ N degrees 00.006.878/0001-34, hereinafter called simply ORBITALL, through its undersigned duly-accredited legal representatives, and on the other hand TNL CONTAX S/A, a business corporation with Head Offices at Rua do Passeio, N degrees 42, Centro, Rio de Janeiro State Capital, registered with the Treasury Ministry on the National Corporate Tax-Payers' Roll under CNPJ No. 02.757.614/0017-05, hereinafter called simply the PARTNER, through its undersigned duly-accredited legal representatives, pursuant to their Articles of Incorporation/Bylaws, hereby resolve by common agreement to alter the Contact Center Services CONTRACT, identified as CN 0988/2004, as follows:

I - As from the signature date of this Document, the Parties hereby resolve to include Sub-Item 4.1.5 in Item 4.1 of Clause Four - Prices and payment conditions of the AGREEMENT amended hereby, coming into effect with the following wording:

     "4.1.5. The PARTIES hereby agree that the PARTNER will be able to transfer to ORBITALL through entry on the respective fiscal note/invoice the expenses incurred through training sessions requested by the clients thereof, due to new products and committees that will generate additional costs for the PARTNER, and that should be paid provided that they are agreed on in advance, pursuant to Item 4.3 of this Clause."

II - The Parties also agree to alter line "d" of Sub-Item 9.1 of Clause Nine - Rescission and Penalties for the Agreement in question, as from the date of signature hereof, which comes into effect with the following wording:

     "(d) In case of non-compliance with the Transition Plan that results in delays by the PARTNER in vacating the ORBITALL facilities in Sao Paulo, at Avenida Ipiranga, which should take place by December 31, 2004, moving to its own facilities: 10% (ten percent) of the rental value of the above-mentioned premises per day of delay in vacating these facilities, calculated during the month of the non-compliance."

III - The other Clauses and conditions of the agreement amended hereby remain effective, when not specifically altered by this Document.

IV - The contracting parties hereby declare under penalty of law that the signatories hereof are their duly-accredited legal representatives/proxies, properly established in compliance with their respective Articles of Incorporation/Bylaws, being empowered to accept the obligations contracted herein.

V - Being fully and fairly in agreement, the Parties sign this Document in 2
(two) copies of identical form and content for one single purpose in the presence of 2 (two) witnesses as follows:

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Sao Paulo, September 27, 2004

Signed                Signed                 Signed              Signed   Signed
1.17.2 Miguel Sauan   1.07.3 Claudio Sales   1.07.3 Luiz Faria

ORBITALL SERVICOS E PROCESSAMENTO   TNL CONTAX S.A
DE INFORMACOES COMERCIAIS LTDA

WITNESSES:


Signed                                  Signed
       ------------------------------          ---------------------------------
Name: Maria Conceicao Henrique          Name: Jose Acrizio de Paula Sales
ID: 18.462.419-8                        ID: 12500537